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                                  EXHIBIT 10.12

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         THIS NON-QUALIFIED STOCK OPTION AGREEMENT ("Agreement") is entered into as of December 2, 2002, by and between Advantage Marketing Systems, an Oklahoma corporation ("Corporation"), and David D'Arcangelo ("Optionee").

         WHEREAS, Optionee is a key management employee of the Corporation, and it is important to the Corporation that Optionee be encouraged to remain in the employ of the Corporation; and

         WHEREAS, in recognition of such facts, the Corporation desires to provide to Optionee an opportunity to purchase shares of the common stock of the Corporation, as hereinafter provided, pursuant to the "Advantage Marketing Systems, Inc. 1995 Stock Option Plan" (the "Plan"), a copy of which has been provided to Optionee.

         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Optionee and the Corporation hereby agree as follows:

                                   A G R E E M E N T

         1. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context otherwise clearly requires, terms with initial capital letters used herein shall have the meanings assigned to such terms in the Plan.

         2. GRANT OF OPTIONS. The Corporation hereby grants to Optionee, non-qualified options ("Options") to purchase all or any part of Two Hundred Thousand (200,000) shares of Stock, upon the terms and conditions set forth herein.

         3. OPTION PERIOD. The Options shall vest and first become exercisable immediately (subject to the provisions of Section 7)

             All Options shall expire on the date five years after the date of grant, unless earlier terminated pursuant to Section 7.

         4. METHOD OF EXERCISE. The Options shall be exercisable by Optionee by giving written notice to the Chief Financial Officer of the Corporation of the election to purchase and of the number of shares of Stock Optionee elects to purchase, such notice to be accompanied by such other executed instruments or documents as may be required by the Committee pursuant to this Agreement, and unless otherwise directed by the Committee, Optionee shall at the time of such exercise tender the purchase price of the shares of Stock he has elected to purchase. The Optionee may purchase less than the total number of shares of Stock for which the Option is exercisable, provided that a partial exercise of an Option may not be for less than One Hundred (100) shares of Stock. If Optionee shall not purchase all of the shares of Stock which he is entitled to purchase under the Options, his right to purchase the remaining vested and unpurchased shares of Stock shall continue until expiration of the Options. The Options shall be exercisable with respect to whole shares of Stock only, and fractional interests shall be disregarded.

         5. AMOUNT OF PURCHASE PRICE. The purchase price per share of Stock for which Optionee is entitled to purchase under the Options shall be $1.40 per share of Stock.

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         6.  PAYMENT OF PURCHASE PRICE. At the time of Optionee's notice of exercise of the Options, Optionee shall tender by check payable to the Corporation, or by assignment of Stock to the Corporation, the purchase price for all shares of Stock then being purchased. No loan or advance shall be made by the Corporation for the purpose of financing, in whole or in part, the purchase of Stock. In the event that Stock is utilized as consideration for the purchase of Stock upon the exercise of the Options, then, such Stock shall be valued at the "Fair Market Value" as defined in the Plan.

             In addition to the foregoing procedure which may be available for the exercise of the Options, Optionee may deliver to the Corporation a notice of exercise including an irrevocable instruction to the Corporation to deliver the stock certificate issued in the name of Optionee representing the shares subject to the Option to a broker authorized to trade in the Stock of the Corporation. Upon receipt of such notice, the Corporation will acknowledge receipt of the executed notice of exercise and forward this notice to the broker. Upon receipt of a copy of the notice which has been acknowledged by the Corporation, and without waiting for issuance of the actual stock certificate with respect to the exercise of the Options, the broker may sell the Stock or any portion thereof. Upon receipt of the notice of exercise from the Corporation, the broker will deliver directly to the Corporation a portion of the sales proceeds to cover the purchase price for the Stock issued upon exercise of the Option, and any withholding or transfer taxes. Upon receipt of such sales proceeds and withholding or transfer taxes, the Corporation will issue a stock certificate representing the shares of Stock sold by the broker. For all purposes effecting the exercise of the Options, the date on which Optionee gives a notice of exercise to the Corporation will be the date Optionee becomes bound contractually to take and pay for the shares of Stock underlying the Options.

         7. EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP. The Option is exercisable only by the Optionee while he is actively employed as an employee, an independent contractor or a consultant of the Corporation or a subsidiary, except that:

             - the Option, if otherwise exercisable, may be exercised by the personal representative of a deceased Optionee within twelve months after the death of such Optionee (but not beyond the term of the Option);

             - if the Optionee terminates his employment as an employee, his independent contractor arrangement or consulting arrangement with the Corporation or a subsidiary on account of Retirement, the Optionee may exercise that portion of the Option which is otherwise exercisable at any time within three months of such date of termination;

             - if the Optionee terminates his employment as an employee, his independent contractor arrangement or consulting arrangement with the Corporation or a subsidiary on account of incurring a Disability, the Optionee may exercise that portion of the Option which is otherwise exercisable at any time within twelve months of such date of termination; and

             - if the Optionee should die during the applicable three-month or twelve-month period following the date of the Optionee's Retirement or termination on account of Disability, the rights of the personal representative of the Optionee as such relate to the Option granted to the deceased Optionee shall be governed in accordance with the first bullet point above.

         8. NON-TRANSFERABILITY OF OPTIONS. The Options shall not be transferable, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by Optionee.

         9. NO RIGHTS TO CONTINUED EMPLOYMENT OR RELATIONSHIP. Optionee acknowledges that his employment relationship with the Corporation is on an "at-will" basis. Nothing in this Agreement shall be deemed to alter the "at-will" character of Optionee's relationship with the Corporation. Nothing contained in this Agreement shall otherwise obligate the Corporation to employ or have another relationship with Optionee for any period or interfere

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             in any way with the right of the Corporation to reduce Optionee's compensation or to terminate the employment of or relationship with Optionee at any time.

         10. TIME OF GRANTING OPTIONS. The time the Options shall be deemed granted, sometimes referred to herein as the "date of grant," shall be December 2, 2002.

         11. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to Optionee. No Shares shall be purchased upon the exercise of any Options unless and until, in the opinion of the Corporation's counsel, any then applicable requirements of any laws, or governmental or regulatory agencies having jurisdiction, and of any exchanges upon which the Stock of the Corporation may be listed, shall have been fully complied with.

         12. INTENDED TREATMENT AS NON-QUALIFIED STOCK OPTIONS. The Options granted herein are intended to be non-qualified stock options described in U.S. Treasury Regulation ("Treas. Reg.") Section 1.83-7 to which Sections 421 and 422 of the Code do not apply, and shall be construed to implement that intent. If all or any part of the Options shall not be described in Treas. Reg. Section 1.83-7 or be subject to Sections 421 and 422 of the Code, the Options shall nevertheless be valid and carried into effect.

         13. PLAN CONTROLS. The Options shall be subject to and governed by the provisions of the Plan. All determinations and interpretations of the Plan made by the Committee shall be final and conclusive. In the event of any inconsistencies between the Plan and this Agreement, the Plan shall prevail.

         14. SHARES SUBJECT TO LEGEND. If deemed necessary by the Corporation's counsel, all certificates issued to represent shares of Stock purchased upon exercise of the Options shall bear such appropriate legend conditions as counsel for the Corporation shall require.

         15. COMPLIANCE WITH APPLICABLE LAWS. The Corporation's obligation to issue shares of its Stock upon exercise of the options is expressly conditioned upon the completion by the Corporation of any registration or other qualification of such shares under any state and/or Federal law or rulings or regulations of any governmental regulatory body, or the making of such investment representations or other representations and undertakings by the Optionee or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Committee shall, in its sole discretion, deem necessary or advisable. Such required representations and undertakings may include representations and agreements that the Optionee or any person entitled to exercise the option (i) is not purchasing such shares for distribution and (ii) agrees to have placed upon the face and reverse of any certificates a legend setting forth any representations and undertakings which have been given to the Committee or a reference thereto.

         16. MISCELLANEOUS.

             16.1 Binding Effect. This Agreement shall bind and inure to the benefit of the successors, assigns, transferees, agents, personal representatives, heirs and legatees of the respective parties.

             16.2 Further Acts. Each party agrees to perform any further acts and execute and deliver any documents which may be necessary to carry out the provisions of this Agreement.

             16.3 Amendment. This Agreement may be amended at any time by the written agreement of the Corporation and the Optionee.

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             16.4   Syntax. Throughout this Agreement, whenever the context so requires, the singular shall include the plural, and the masculine gender shall include the feminine and neuter genders. The headings and captions of the various Sections hereof are for convenience only and they shall not limit, expand or otherwise affect the construction or interpretation of this Agreement.

             16.5 Choice of Law. The parties hereby agree that this Agreement has been executed and delivered in the State of Oklahoma and shall be construed, enforced and governed by the laws thereof. This Agreement is in all respects intended by each party hereto to be deemed and construed to have been jointly prepared by the parties and the parties hereby expressly agree that any uncertainty or ambiguity existing herein shall not be interpreted against either of them.

             16.6 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

             16.7 Notices. All notices and demands between the parties hereto shall be in writing and shall be served either by registered or certified mail, and such notices or demands shall be deemed given and made seventy-two (72) hours after the deposit thereof in the United States mail, postage prepaid, addressed to the party to whom such notice or demand is to be given or made, and the issuance of the registered receipt therefor. If served by telegraph, such notice or demand shall be deemed given and made at the time the telegraph agency shall confirm to the sender, delivery thereof to the addressee. All notices and demands to Optionee or the Corporation may be given to them at the following addresses:

                    If to Optionee:         David D'Arcangelo

                    If to Corporation:      Advantage Marketing Systems Inc.
                                            2601 N W Expressway suite 1210 W
                                            Oklahoma City    OK   73112
                                            Attn: Chief Financial Officer

Such parties may designate in writing from time to time such other place or places that such notices and demands may be given.

             16.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, this Agreement supersedes all prior and contemporaneous agreements and understandings of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as set forth or referred to herein. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

             16.9 Attorneys' Fees. In the event that any party to this Agreement institutes any action or proceeding, including, but not limited to, litigation or arbitration, to preserve, to protect or to enforce any right or benefit created by or granted under this Agreement, the prevailing party in each respective such action or proceeding shall be entitled, in addition to any and all other relief granted by a court or other tribunal or body, as may be appropriate, to an award in such action or proceeding of that sum of money which represents the attorneys' fees reasonably incurred by the prevailing party therein in filing or otherwise instituting and in prosecuting or otherwise pursuing or defending such action or proceeding, and, additionally, the attorneys' fees

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             reasonably incurred by such prevailing party in negotiating any and all matters underlying such action or proceeding and in preparation for instituting or defending such action or proceeding.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                                  "CORPORATION"

                                  ADVANTAGE MARKETING SYSTEMS, INC.
                                  an Oklahoma corporation

                                  By: /S/ JOHN W. HAIL
                                      ----------------
                                  John W Hail, C. E. O.

                                  "OPTIONEE"

                                  /S/ DAVID D'ARCANGELO
                                  ---------------------
                                  David D'Arcangelo

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